UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report March 23, 2004

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Industry Drive, RIDC Park West, Pittsburgh,
Pennsylvania	15275
(Address of principal executive offices)	(Zip Code)

(412) 809-0100

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     Exhibit 99.1 Portions of the electronic slides used in the presentation by Dick’s Sporting Goods, Inc. at the Merrill Lynch Retailing Leaders & Consumer Products Conference on March 23, 2004, furnished herewith.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

     On March 23, 2004, Dick’s Sporting Goods, Inc. (the “Company”) presented at the Merrill Lynch Retailing Leaders & Consumer Products Conference. Portions of electronic slides used in that presentation are being furnished hereunder pursuant to Item 12 of Form 8-K. A copy of all the electronic slides from the presentation and the reconciliations of the non-GAAP measures used therein are posted on the investor relations portion of the Company’s website.

     Because the electronic slides being furnished hereunder also include certain non-GAAP financial information, the Company is also required as part of this Form 8-K to include in the form certain reconciliations. The following tables set forth reconciliations of that non-GAAP financial information in the furnished slides to the most directly comparable GAAP information for the stated periods. This non-GAAP financial information is as follows: EBITDA and ROIC for fiscal 2003 of $107.4 million and 11.8%, respectively and EBITDA for the 13 weeks ended January 31, 2004 of $48.2 million.

     EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

     ROIC, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. ROIC is a key metric used by the Company in evaluating the efficiency of its use of capital including debt and lease commitments.

	13 Weeks
EBITDA	Ended January 31,	Fiscal
(Dollars in thousands)	2004	2003
Net income	$25,988	$52,819
Provision for income taxes	17,326	35,212
Interest expense, net	285	1,831
Depreciation and amortization	4,561	17,554

EBITDA	$48,160	$107,416

Return On Invested Capital (ROIC)	Fiscal	Fiscal
(Dollars in thousands)	2003	2002
Net income	$52,819	$38,264
(Gain) on sale / loss on write-down of non cash investment — after tax	(2,122)	1,468

Adjusted net income	50,697	39,732

Net Income for ROIC Calculation	50,697	39,732
Interest expense, net, after tax	1,099	1,718
Rent expense, net, after tax	60,294	52,910

Net Income for ROIC after adjustments (numerator)	$112,090	$94,360

Total stockholders’ equity for ROIC calculation	$242,981	$140,499

Total debt	3,916	3,577
Operating leases capitalized at 8x annual rent expense	803,912	705,464

Total debt and operating leases capitalized at 8x annual rent expense	807,828	709,041

Total capital (total stockholders’ equity + total debt and operating leases capitalized at 8x annual rent expense)	1,050,809	849,540

Average total capital (denominator) [1]	$950,175	$796,425

ROIC	11.8%	11.8%

ROIC using GAAP amounts [2]	12.0%	11.7%

[1]	Average total capital is calculated as the sum of the current and prior year ending total capital divided by two.

[2]	ROIC using GAAP amounts was derived as the quotient of Net Income for ROIC not adjusted for the after tax (gain) on sale / loss on write-down of non-cash investment (numerator) and average total capital (denominator).

The after-tax amounts were calculated using a 40% effective tax rate.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: March 25, 2004	By: /S/ MICHAEL F. HINES
Name: Michael F. Hines
Title: Chief Financial Officer

INDEX TO EXHIBITS

     Exhibit 99.1 Portions of the electronic slides used in the presentation by Dick’s Sporting Goods, Inc. at the Merrill Lynch Retailing Leaders & Consumer Products Conference on March 23, 2004, furnished herewith.